EXHIBIT 99.1

Westmoreland Coal Company (719) 442-2600 - Telephone (719) 448-5825 - Fax	2 N. Cascade Ave., 14th Floor Colorado Springs, CO 80903

Westmoreland Completes
ROVA Power Project Acquisition;
Transaction Expanded To Include Contracts To
Operate and Maintain ROVA and Four Other Power Plants

Colorado Springs, CO – June 29, 2006 — Westmoreland Coal Company (AMEX:WLB) announced today that it has completed a transaction with subsidiaries of E.ON U.S. LLC – formerly LG&E Energy LLC – to acquire their 50 percent partnership interest in the 230 MW Roanoke Valley (“ROVA”) power project located in Weldon, NC. As a result, Westmoreland now owns 100 percent of the two-unit, coal-fired project. The acquisition, originally announced in August 2004, had been delayed due to litigation challenging Westmoreland’s right of first purchase of E.ON’s interests. As part of a now expanded transaction, Westmoreland has also acquired certain additional assets including operating agreements from LG&E Power Services LLC, a subsidiary of E.ON U.S., under which it will now operate and provide maintenance services to the ROVA project and four other power plants in Virginia, all of which deliver power to Dominion Virginia Power and Dominion North Carolina Power. LG&E Power Services LLC has operated the ROVA project since commercial start-up of the two units.

Westmoreland paid $35 million in cash at closing, which includes replacement of collateral for project debt repayment, and assumed E.ON U.S.‘s share of non-recourse project debt in the amount of $85.5 million through the Westmoreland subsidiary purchasing the ROVA interest.

Christopher K. Seglem, Chairman, President and CEO of Westmoreland Coal Company, said, “We are very pleased to bring this acquisition to a successful close after 20 months of effort. This is an important step in our growth strategy for the independent power segment of our business. Our team did a great job of working through a myriad of challenging issues and brought home an even better package than the one announced in 2004. In addition to giving us complete ownership of a strategically located, clean, low-cost, long-term generator of power in the Southeastern Electric Reliability Council region, we now move into the plant operations sector as the operator of ROVA and four other power plants. We have always been extremely impressed with the operations staff at ROVA and with what we have learned about their colleagues at the other plants. I look forward to welcoming the 150 highly skilled employees who operate these plants to Westmoreland. I am confident they will enjoy much success under the leadership of Bob Holzwarth, our Senior Vice President for Power, and that they will enjoy being part of the Westmoreland family. Operating power plants is a business that complements our power development strategy, will enjoy synergies with Westmoreland Technical Services, Inc., our power plant repair and maintenance company, and will provide additional operating earnings and new growth opportunities.”

The ROVA project, which was jointly developed by Westmoreland and the predecessor to E.ON U.S. and was put into commercial operation in the mid-1990‘s, consists of two coal-fired units which employ state-of-the-art pollution control equipment. Both units sell electricity to Dominion North Carolina Power under long-term power purchase agreements. ROVA is an exempt wholesale generator (EWG) and was recognized in 2002 by Electric Light & Power magazine as one of the top twenty power generating plants in the country based on utilization. In 2005, the two units operated at an average capacity factor in excess of 86 percent and produced enough electricity to supply 230,000 homes. ROVA has also been recognized for its excellent safety record, receiving the prestigious OSHA Star Award in March 2004, the first power plant in North Carolina to receive the award and only one of 1,054 industrial sites nationwide to attain this distinction. The ROVA project completed 2005 with no lost-time accidents, as did all of Westmoreland’s directly run coal operations. The ROVA project has experienced no lost-time accidents to-date in 2006.

Westmoreland Coal Company is the oldest independent coal company in the United States. The Company’s coal operations include Powder River Basin coal mining in Montana and lignite mining operations in Montana, North Dakota and Texas. Its power operations include 100% ownership of the two-unit ROVA coal-fired power plant and an interest in one natural gas-fired power plant. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector. For more information visit www.westmoreland.com.

Safe Harbor Statement

Throughout this news release, we make statements which are not historical facts or information and that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the extended review of the Company’s accounting for income taxes; the material weaknesses in the Company’s internal controls over financial reporting identified in the Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”), the associated ineffectiveness of the Company’s disclosure controls, and the possibility that, in connection with the extended review of the Company’s accounting for income taxes, additional material weaknesses in the Company’s internal control over financial reporting and disclosure controls will be identified; health care cost trends; the cost and capacity of the surety bond market; the Company’s ability to manage growth and significantly expanded operations; the ability of the Company to implement its growth and development strategy; the Company’s ability to pay the preferred stock dividends that are accumulated but unpaid; the Company’s ability to retain key senior management; the Company’s access to financing; the Company’s ability to maintain compliance with debt covenant requirements or obtain waivers from its lenders in cases of non-compliance; the Company’s ability to achieve anticipated cost savings and profitability targets; the Company’s ability to successfully identify new business opportunities; the Company’s ability to negotiate profitable coal contracts, price reopeners and extensions; the Company’s ability to predict or anticipate commodity price changes; the Company’s ability to maintain satisfactory labor relations; changes in the industry; competition; the Company’s ability to utilize its income tax net operating losses; the ability to reinvest cash, including cash that has been deposited in reclamation accounts, at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; the demand for electricity; the performance of the ROVA Project and the structure of the ROVA Project’s contracts with its lenders and Dominion North Carolina Power; the effect of regulatory and legal proceedings; environmental issues, including the cost of compliance with existing and future environmental requirements; the timing of the completion of Form 10-Q for the period ended March 31, 2006; contingencies of the Company discussed in Note 20 to the Consolidated Financial Statements in the 2005 Form 10-K; the risk factors set forth in the 2005 Form 10-K; and the other factors discussed in Items 1, 2, 3 and 7 of the Company’s 2005 Form 10-K. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company’s goals. The Company disclaims any duty to update these statements, even if subsequent events cause its views to change.

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Contact: Diane Jones (719) 442-2600